UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2022

Panacea Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40311	98-1578154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

357 Tehama Street, Floor 3
San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

(415) 966-0807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	PANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In light of recent comment letters issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of Panacea Acquisition Corp. II (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), issued in the Company’s initial public offering (the “IPO”) on April 9, 2021. Historically, a portion of the Public Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

Therefore, on February 7, 2022, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that (i) the Company’s previously issued financial statements and other financial data as of and for the three months ended June 30, 2021 and for the period from January 14, 2021 (inception) to June 30, 2021 (collectively, the “Affected Periods”) included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2021 and (ii) the Company’s previously issued audited balance sheet as of April 9, 2021 (the "Post IPO Balance Sheet"), as initially reported in the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2021, should be restated to report all Public Shares as temporary equity and should no longer be relied upon. In addition, the audit report of WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm, included in the Current Report on Form 8-K filed with the SEC on April 15, 2021, should no longer be relied upon.

As such, the Company plans to restate (i) its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q/A”) and (ii) the Post IPO Balance Sheet, each to be filed with the SEC.

The Company does not expect that any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”).

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Withum.

Cautionary Statement Regarding Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, including relating to the filing of the Q3 Form 10-Q/A, other than statements of historical fact included in this report, are forward-looking statements. When used in this report, words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s final prospectus for its IPO filed with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panacea Acquisition Corp. II

Date: February 7, 2022	By:	/s/ Scott Perlen
		Name:	Scott Perlen
		Title:	Chief Financial Officer

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